Exhibit 99.1

SurModics Reports Second Quarter 2010 Results

Strong Sequential Growth in Ophthalmology, Diagnostics, and Other Markets

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--April 28, 2010--SurModics, Inc. (Nasdaq: SRDX), a leading provider of drug delivery and surface modification technologies to the healthcare industry, today reported financial results for the second quarter ended March 31, 2010.

Second Quarter Summary:

  GAAP results:
    Revenue of $18.4 million, up 6% sequentially
    Restructuring and asset impairment charges of $3.4 million
    Operating loss of $1.0 million
    Net loss of $0.4 million
    Diluted EPS of ($0.02)
  Revenue by market:
    Therapeutic:
      Cardiovascular – $9.3 million, down 14% sequentially
      Ophthalmology – $3.4 million, up 36% sequentially
      Other Markets – $2.9 million, up 54% sequentially
    Diagnostic – $2.8 million, up 23% sequentially
  Non-GAAP results (excluding restructuring and asset impairment charges):
    Adjusted operating income of $2.4 million
    Adjusted net income of $1.7 million
    Adjusted diluted EPS of $0.10
  Operating cash flow of $4.1 million
  Cash and investments of $51.8 million; no debt
  5 new licenses with SurModics customers
  4 new customer product classes introduced by our customers

“SurModics has worked hard to navigate several revenue transitions – namely the cancellation of our ophthalmology program with Merck, the loss of the Abbott Diagnostics royalty stream due to patent expiration, and the continued decline in our revenue from the CYPHER® Sirolimus-eluting Coronary Stent. Despite these challenges, we are delivering growth in the rest of our business. To be specific, if you exclude revenue from Merck, Abbott and Cypher from our results, SurModics’ total revenue is up 6% year-over-year and 14% sequentially,” said Bruce Barclay, president and CEO. “In particular, SurModics delivered strong sequential growth in Ophthalmology, Diagnostics, and Other Markets in the second quarter, and total Therapeutic revenue was at its highest level in four quarters. We also delivered strong product sales in the quarter, up 16% sequentially. Finally, we are particularly encouraged by the strong growth of our R&D revenue, which grew 46% sequentially and reached its highest level in four quarters, as the number and quality of our customer projects continue to expand and advance.”

Barclay continued, “SurModics’ ability to support its future growth will also be enhanced by the organizational and leadership changes instituted in March. These changes will allow us to better meet customer needs and leverage our customer relationships across our entire technology and product portfolios.”

Year-over-Year Comparison

On a GAAP basis, revenue for the second quarter of fiscal 2010 was $18.4 million, compared with $20.9 million in the year earlier period. The Company reported an operating loss of $1.0 million, compared with operating income of $6.2 million in the prior-year period; a net loss of $0.4 million, compared with net income of $4.2 million in the same period last year; and diluted loss per share of ($0.02), compared with diluted earnings per share of $0.24 in the second quarter of fiscal 2009.

Results for the second quarter of fiscal 2010 included restructuring charges of $1.3 million in connection with the organizational changes we announced in March, as well as a $2.1 million non-cash asset impairment charge in connection with the consolidation of the Company’s facilities in Birmingham, Alabama. Excluding these charges, non-GAAP results for the second quarter were as follows: operating income was $2.4 million; net income was $1.7 million; and diluted earnings per share was $0.10.

Sequential Comparison

On a GAAP basis, revenue for the first quarter of fiscal 2010 was $17.4 million; operating income was $2.8 million; net income was $1.9 million; and diluted earnings per share was $0.11.

Other Highlights

SurModics’ pipeline continues to represent significant potential. The Company added five new licenses in the second quarter, for a fiscal year-to-date total of 11 against its goal of signing 18 new licenses in fiscal 2010. SurModics’ customers launched four new product classes in the marketplace during the quarter, for a fiscal year-to-date total of five against its goal of 10 launches in fiscal 2010. As of March 31, 2010, SurModics’ customers had 102 licensed product classes generating royalty revenue, unchanged from the prior-year period; the total number of licensed product classes not yet launched was 111, up from 106 in the prior-year period; and major non-licensed opportunities totaled 75, compared with 92 a year ago. In total, SurModics now has a portfolio of 186 potential commercial products in development diversified across multiple clinical indications and technology platforms.

Cash and investments at the end of the second quarter totaled $51.8 million. Operating cash flow for the quarter was $4.1 million, compared with negative $0.6 million in the second quarter of fiscal 2009; for the first six months of fiscal year 2010, operating cash flow was $12.4 million, as the Company continues to demonstrate its ability to generate cash. During the second quarter, the Company purchased approximately 103,000 shares of its common stock for $2.0 million.

“SurModics has preserved its excellent financial condition through continued generation of strong operating cash flow and by maintaining a healthy balance sheet with zero debt,” said Phil Ankeny, senior vice president and chief financial officer. “Given our optimism in the Company’s potential for long-term growth, we will continue to leverage our strong balance sheet and invest in our business. We have maintained our disciplined deployment of capital with a goal of enhancing shareholder value, principally in the areas of facilities-related and corporate development investments, as well as share repurchases.”

Live Webcast

SurModics will host a webcast at 5:00 p.m. ET (4:00 p.m. CT) today to discuss the quarterly results. To access the webcast, go to the investor relations portion of the Company’s website at www.surmodics.com, and click on the first quarter webcast icon. If you do not have access to the Internet and want to listen to the audio by phone, dial 866-328-4270. A replay of the second quarter conference call will be available by dialing 800-406-7325 and entering conference call ID 4283019. The audio replay will be available beginning at 7:00 p.m. CT on Wednesday, April 28, until 7:00 p.m. CT on Wednesday, May 5.

About SurModics, Inc.

SurModics’ vision is to extend and improve the lives of patients through technology innovation. The Company partners with the world’s foremost medical device, pharmaceutical and life science companies to develop and commercialize innovative products that result in improved diagnosis and treatment for patients. Core offerings include: drug delivery technologies (coatings, microparticles, nanoparticles, and implants); surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and specialized surfaces for cell culture and microarrays. SurModics is headquartered in Eden Prairie, Minnesota and its SurModics Pharmaceuticals subsidiary is located in Birmingham, Alabama. For more information about the Company, visit www.surmodics.com. The content of SurModics’ website is not part of this release or part of any filings the Company makes with the SEC.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, such as our expectations about our pipeline, our ability to achieve our fiscal 2010 company goals, our optimism for the long term, our continued use of our balance sheet and investment in our business, and the potential benefits of our organizational and leadership changes, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the following: (1) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies may adversely affect our business operations, our ability to realize the full potential of our pipeline, and our ability to achieve our fiscal 2010 corporate goals; (2) costs or difficulties relating to the integration of the businesses of SurModics Pharmaceuticals and BioFX Laboratories, and the drug delivery assets and collaborative programs acquired from PR Pharmaceuticals, Inc., with SurModics’ business may be greater than expected and may adversely affect the Company’s results of operations and financial condition; (3) developments in the regulatory environment, as well as market and economic conditions, may adversely affect our business operations and profitability; and (4) other factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SurModics is reporting non-GAAP financial results including non-GAAP revenue, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted net income per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance excluding certain event-specific charges and as it relates to our accounting treatment for contracts with significant deferred revenue, such as the agreement with Genentech, and provide an alternative perspective of our results of operations. We believe that our non-GAAP recognition of up-front license fees, which are recognized as deferred revenue under GAAP, provides a relevant perspective of how our activities in a period may generate cash. We use these non-GAAP measures to assess our operating performance and as an input in determining payouts under our executive compensation programs. We believe that presentation of these non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors. We believe these non-GAAP measures facilitate investors’ analysis and comparisons of our current results of operations and provide insight into the prospects of our future performance. We also believe that the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding GAAP measures, but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures have limitations in that they do not reflect certain items that may have a material impact on our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for certain periods presented, which are attached to this release.

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Revenue
Royalties and license fees	$7,779	$10,052	$16,977	$57,799
Product sales	5,269	4,776	9,817	8,632
Research and development	5,312	6,097	8,947	17,710
Total revenue	18,360	20,925	35,741	84,141

Operating costs and expenses
Product costs	2,475	1,838	4,432	3,353
Customer research and development	4,783	3,368	8,106	7,073
Other research and development	4,565	5,116	9,284	10,764
Selling, general and administrative	4,109	4,403	8,723	9,086
Asset impairment charge	2,074	—	2,074	—
Restructuring charges	1,306	—	1,306	1,798
Purchased in-process research and development	—	—	—	3,200
Total operating expenses	19,312	14,725	33,925	35,274
(Loss) income from operations	(952)	6,200	1,816	48,867

Investment income	284	417	581	1,002
(Loss) income before income taxes	(668)	6,617	2,397	49,869

Income tax benefit (provision)	241	(2,401)	(907)	(18,568)
Net (loss) income	$(427)	$4,216	$1,490	$31,301

Basic net (loss) income per share	$(0.02)	$0.24	$0.09	$1.79

Diluted net (loss) income per share	$(0.02)	$0.24	$0.09	$1.78

Weighted average shares outstanding
Basic	17,369	17,320	17,378	17,509
Diluted	17,369	17,349	17,401	17,554

SurModics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	September 30,
	2010	2009
Assets	(Unaudited)
Current assets
Cash and short-term investments	$19,344	$20,568
Accounts receivable	12,805	11,320
Inventories	3,312	3,330
Other current assets	5,351	1,796
Total current assets	40,812	37,014

Property and equipment, net	64,249	66,915
Long-term investments	32,467	27,300
Other assets	52,986	54,333

Total assets	$190,514	$185,562

Liabilities and Stockholders’ Equity
Current liabilities	$7,074	$7,984

Other liabilities	8,858	5,206

Total stockholders’ equity	174,582	172,372

Total liabilities and stockholders’ equity	$190,514	$185,562

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended
	March 31,
	2010	2009
	(Unaudited)
Operating Activities:
Net income	$1,490	$31,301
Depreciation and amortization	3,852	2,999
Stock-based compensation	2,760	3,632
Purchased in-process research and development	—	3,200
Restructuring charges	1,306	1,798
Asset impairment charge	2,074	—
Deferred taxes	856	9,203
Net other operating activities	(25)	563
Change in operating assets and liabilities:
Accounts receivable	(1,485)	1,721
Accounts payable and accrued liabilities	(956)	(2,529)
Income taxes	(1,129)	1,427
Deferred revenue	3,573	(36,118)
Net change in other operating assets and liabilities	37	(335)

Net cash provided by operating activities	12,353	16,862

Investing Activities:
Net purchases of property and equipment	(5,614)	(11,269)
Business acquisitions, net of cash acquired	(750)	(4,040)
Net other investing activities	(5,025)	3,891

Net cash used in investing activities	(11,389)	(11,418)

Financing Activities:
Issuance of common stock	892	655
Purchase of common stock to fund employee taxes	(376)	(436)
Repurchase of common stock	(2,032)	(14,998)
Net other financing activities	90	(509)

Net cash used in financing activities	(1,426)	(15,288)

Net change in cash and cash equivalents	(462)	(9,844)

Cash and cash equivalents
Beginning of period	11,636	15,376
End of period	$11,174	$5,532

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Three Months Ended March 31, 2010
(In thousands, except per share data)

(Unaudited)

		Long-term Agreement
		Adjustments
	As							Adjusted
	Reported	Revenue		Billed		Other		Non-
	GAAP (1)	Recognized		Activity		Adjustments		GAAP (2)

Revenue:
Royalties and license fees	$7,779	$(45)	(3)	$--	(4)			$7,734
Product sales	5,269							5,269
Research and development	5,312							5,312
Total revenue	$18,360	$(45)		$--				$18,315

(Loss) income from operations	$(952)	$(45)		$--		$3,380	(5)	$2,383

Net (loss) income	$(427)	$(29)	(6)	$--	(6)	$2,159	(6)	$1,703

Diluted net (loss) income per share (7)	$(0.02)							$0.10

	Balance at							Balance
	December	Revenue		Billed				at March
	31, 2009	Recognized		Activity				31, 2010
Deferred revenue (8)	$3,655	$(45)		$--
								$3,610

(1) Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).

(2) Adjusted Non-GAAP amounts exclude the revenue recognized in the period associated with the Genentech and other agreements under GAAP (license fee amortization) and include amounts billed associated with the Genentech and other agreements (up-front license fees); and exclude the restructuring charges of $1,306 and asset impairment charge of $2,074.

(3) Reflects recognition of revenue for the Genentech and other agreements in accordance with GAAP for the period presented.
(4) Reflects amounts billed and deferred (upfront license fees) under the Genentech and other agreements for the period presented.
(5) Reflects restructuring charges of $1,306 and asset impairment charge of $2,074.
(6) Reflects the after tax impact of the adjustments utilizing the Company’s effective tax rate for the period presented.
(7) Diluted net (loss) income per share is calculated using the diluted weighted average shares outstanding for the period presented.
(8) Reflects the activity for the period presented in the deferred revenue balance sheet accounts associated with the Genentech and other agreements.

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Six Months Ended March 31, 2010
(In thousands, except per share data)

(Unaudited)

		Long-term Agreement
		Adjustments
	As							Adjusted
	Reported	Revenue		Billed		Other		Non-GAAP
	GAAP (1)	Recognized		Activity		Adjustments		(2)

Revenue:
Royalties and license fees	$16,977	$(90)	(3)	$3,700	(4)			$20,587
Product sales	9,817							9,817
Research and development	8,947			--				8,947
Total revenue	$35,741	$(90)		$3,700				$39,351

Income from operations	$1,816	$(90)		$3,700		$3,380	(5)	$8,806

Net income	$1,490	$(56)	(6)	$2,300	(6)	$2,101	(6)	$5,835

Diluted net income per share (7)	$0.09							$0.34

	Balance at							Balance at
	September	Revenue		Billed				March 31,
	30, 2009	Recognized		Activity				2010

Deferred revenue (8)	$-	$(90)		$3,700
								$3,610

(1) Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).
(2) Adjusted Non-GAAP amounts exclude the revenue recognized in the period associated with the Genentech and other agreements under GAAP (license fee amortization) and include amounts billed associated with the Genentech and other agreements (up-front license fees); and exclude the restructuring charges of $1,306 and asset impairment charge of $2,074.
(3) Reflects recognition of revenue for the Genentech and other agreements in accordance with GAAP for the period presented.
(4) Reflects amounts billed and deferred (upfront license fees) under the Genentech and other agreements for the period presented.
(5) Reflects restructuring charges of $1,306 and asset impairment charge of $2,074.
(6) Reflects the after tax impact of the adjustments utilizing the Company’s effective tax rate for the period presented.
(7) Diluted net income per share is calculated using the diluted weighted average shares outstanding for the period presented.
(8) Reflects the activity for the period presented in the deferred revenue balance sheet accounts associated with the Genentech and other agreements.

CONTACT:
SurModics, Inc.
Phil Ankeny, 952-829-2700
Senior Vice President and Chief Financial Officer